Exhibit 99.2

Spectral AI Names David McGuire, CPA, as Chief Financial Officer

DALLAS, TX – April 8, 2026 - Spectral AI, Inc. (Nasdaq: MDAI) (“Spectral AI” or the “Company”), an artificial intelligence (AI) company focused on medical diagnostics for faster and more accurate treatment decisions in wound care, today announced the appointment of David McGuire as the Company’s Chief Financial Officer, effective May 4, 2026.

“David’s appointment as CFO is another important step in strengthening Spectral AI’s financial leadership and strategic readiness as we prepare for commercialization of the DeepView® System,” said Vincent S. Capone, Spectral AI’s Chief Executive Officer. “David is a seasoned public company executive with experience in global markets, finance, financial planning and analysis and internal controls, and we are excited to welcome him to our team. His appointment underscores our commitment to strong financial governance.”

Mr. McGuire brings to Spectral AI more than 20 years of experience in finance and accounting, including Sarbanes-Oxley 404 and financial reporting, investor relations, financial planning and analysis, capital markets activities, finance transformation, and tax matters, with a track record of scaling finance organizations and enhancing financial infrastructure in growing companies. Prior to joining Spectral AI, he served as the Chief Accounting Officer of Solo Brands, Inc., a publicly-traded consumer products company, where he was responsible for overseeing the accounting, financial reporting, internal controls, and tax functions, while also supporting broader finance and operational initiatives to scale its public company infrastructure.

He also served as Deputy Chief Financial Officer and Chief Accounting Officer of EZCORP, Inc., a multi-national, publicly-traded provider of consumer retail transactions and consumer financial services, where he was responsible for financial operations and played a key role in capital markets activities and broader strategic initiatives.

Mr. McGuire also served as Managing Director at a professional services company where he built the firm’s Texas practice and advised growing companies on finance and accounting transformation.

Mr. McGuire began his career at Ernst & Young LLP, where he assumed positions of increasing responsibility over a 14-year career. He holds a Bachelor of Business Administration and a Master in Professional Accounting from The University of Texas at Austin and is a Certified Public Accountant.

“I am honored and excited to assume the role of CFO at this pivotal time in the Company’s history,” said Mr. McGuire. “I look forward to collaborating with a talented team to advance our strategic priorities and enhance long-term shareholder value.”

About Spectral AI

Spectral AI, Inc. is a Dallas-based predictive AI company focused on medical diagnostics for faster and more accurate treatment decisions in wound care, with initial applications involving patients with burns. The Company is working to revolutionize the management of wound care by “Seeing the Unknown®” with its DeepView System. The DeepView System is being developed as a predictive diagnostic device to offer clinicians an objective and immediate assessment of a burn wound’s healing potential prior to treatment or other medical intervention. With algorithm-driven results and a goal of exceeding the current standard of care in the future, the DeepView System is expected to provide fast and accurate treatment insight towards value care by improving patient outcomes and reducing healthcare costs. Spectral AI has been named to TIME’s list of World’s Top HealthTech companies 2025. For more information about the DeepView System, visit www.spectral-ai.com.

Forward-Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s strategy, plans, objectives, initiatives and financial outlook. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. As such, readers are cautioned not to place undue reliance on any forward-looking statements.

Investors should carefully consider the foregoing factors, and the other risks and uncertainties described in the “Risk Factors” sections of the Company’s filings with the US Securities and Exchange Commission, including the Company’s Registration Statement and the other documents filed by the Company. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

Investors:

The Equity Group
Devin Sullivan	Conor Rodriguez
Managing Director	Associate
dsullivan@theequitygroup.com	crodriguez@theequitygroup.com